Exhibit 99.1

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019

FINANCIAL AND OPERATIONAL RESULTS

•

Reported second-quarter production of 455,000 barrels of oil equivalent (BOE) per day. Adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 396,000 BOE per day, exceeding guidance of 392,000 BOE per day;

•

Achieved U.S. production of 264,000 BOE per day, which was reduced by approximately 4,000 BOE per day as a result of asset sales during the quarter; International adjusted production was 132,000 BOE per day, in-line with guidance;

•	Invested $589 million in upstream capital, 13 percent below capital guidance midpoint, remain on track for $2.4 billion for the year;

•	Commissioned first cryogenic processing facility at Alpine High in partnership with Altus Midstream during the quarter and second facility in July, both of which were on budget and schedule; and

•

Closed on the sale of midcontinent assets in two separate transactions in May and July, comprising approximately $560 million of cash proceeds, after customary closing adjustments. $150 million of proceeds were used to retire debt in early July.

HOUSTON, July 31, 2019 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the second quarter of 2019.

Apache reported a quarterly loss of $360 million or $0.96 per diluted common share for the second quarter of 2019. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for items that impact the comparability of results, Apache’s second-quarter earnings were $41 million or $0.11 per share. Net cash provided by operating activities in the quarter was $856 million. Adjusted EBITDAX was $994 million.

“Apache has demonstrated capital discipline, refined our portfolio with the sale of the midcontinent assets, utilized asset sale proceeds to reduce debt, and successfully commissioned our first cryogenic processing facilities at Alpine High. We also delivered strong cash flow as our leverage to WTI and Brent oil prices offset the impact of very weak natural gas and natural gas liquids prices,” said John J. Christmann IV, Apache’s chief executive officer and president.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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“We responded quickly to weak Waha and El Paso Permian gas prices and deferred production at Alpine High. While total Permian production volumes were strong, oil volumes trailed guidance due to timing delays bringing wells online during the quarter. We will catch up in the second half of 2019 and exit the year with oil production on plan and with strong momentum heading into 2020.

“We have balanced our quarterly investment pace, and through June 30, have invested slightly less than half of our 2019 upstream capital budget. For the full year, we anticipate spending at or below our $2.4 billion budget,” continued Christmann.

Second-quarter operational summary

Highlights from the company’s three principal areas include:

•	Permian – Production averaged 226,000 BOE per day during the quarter. Apache operated an average of 12 rigs and drilled and completed 54 gross-operated wells.

○

Midland Basin – During the quarter, the company averaged four rigs and placed 20 wells on production. A 30-day delay in the commissioning of a new electric-powered frac fleet delayed production from nine wells during the quarter.

○	Delaware Basin – Outside of Alpine High in the Delaware Basin, Apache averaged three rigs and placed nine wells on production during the quarter.

At Alpine High, the company averaged five rigs and two frac crews and placed 26 wells on production. Approximately half of these wells came online late in the quarter and were still in the early clean-up phase as of June 30.

Production at Alpine High during the quarter was 49,000 BOE per day. As previously announced, Apache initiated the deferral of certain natural gas production volumes

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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near the end of the first quarter in response to severe Waha Hub gas price weakness. The impact of these deferrals during the second quarter was approximately 22,000 BOE per day. In the third quarter, the company is continuing to defer a similar amount of lean and rich-gas volumes in response to ongoing price weakness until the GCX pipeline comes online.

Apache continues to deliver cost reductions in the play with average drilling and completion costs per foot down 26 percent and 41 percent, respectively, from 2017 through the end of the second quarter.

•

Egypt – Apache averaged seven rigs during the quarter and drilled and completed 11 gross-operated wells. Adjusted production in Egypt, which excludes noncontrolling interest and the impact of tax barrels, averaged 72,000 BOE per day. During the quarter, the company made a discovery in the Lower Bahariya on a new concession area and has identified numerous additional low-cost, short-cycle drilling locations in the immediate vicinity.

•

North Sea – Apache averaged three rigs during the quarter and produced 60,000 BOE per day. During the second quarter, the company completed a farm-out agreement in a portion of the Beryl area to enable the continuation of tertiary exploration while preserving capital.

Asset sales and use of proceeds

In May and July, Apache closed the sale of noncore assets in two previously disclosed transactions, comprising approximately $560 million of net proceeds. The asset sales reflect the company’s exit from the Western Anadarko Basin and the SCOOP/STACK play. A portion of the proceeds from these asset sales was used to retire $150 million of debt that matured in early July.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Capital and production outlook

Upstream oil and gas investment was $589 million in the second quarter. Apache is reiterating its full-year capital investment guidance of $2.4 billion.

Apache is revising its production guidance for the second half of 2019 in the Permian Basin to reflect the delays experienced in the Midland/Delaware Basins, as well as continuing gas production deferrals at Alpine High in response to ongoing weak Waha gas prices.

For Permian Basin oil, Apache expects third-quarter production to be 94,000 to 98,000 BOE per day and fourth-quarter production to be 100,000 to 105,000 BOE per day.

At Alpine High, Apache expects third-quarter production to be between 70,000 to 75,000 BOE per day, which includes the impact of planned production deferrals. Fourth-quarter Alpine High production guidance of greater than 100,000 BOE per day is unchanged from prior guidance. This assumes that all deferred gas production is returned to sales by the beginning of October in conjunction with the GCX pipeline startup.

Internationally, the company expects third and fourth quarter volumes will be in-line with prior guidance. Details on additional financial and operational guidance can be found in the Second-Quarter 2019 Financial and Operational Supplement at www.apachecorp.com/financialdata.

“Our objectives for the second half of 2019 include managing capital investment to a level at or below our full-year budget of $2.4 billion, increasing Permian Basin oil well completions and oil production, continuing to drive capital and operating efficiencies into our business, and enhancing our opportunity set through high-impact exploration initiatives in Suriname and the Lower 48,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its second-quarter 2019 results at 10 a.m. Central time, Thursday, Aug. 1. The conference call will be webcast from Apache’s website at www.apachecorp.com

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 7693326 . Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts/email-alerts-subscription.

Additional information

Additional information follows, including reconciliations of adjusted earnings, cash flow from operations before changes in operating assets and liabilities, adjusted EBITDAX, upstream capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, cash flow from operations before changes in operating assets and liabilities, upstream capital investment, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” “projects,” “will,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2018 Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286	Gary Clark
Media:	(713) 296-7276	Phil West
Website:	www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,397	$1,576	$2,707	$2,969
Natural gas revenues	118	212	354	434
Natural gas liquids revenues	83	148	191	266

	1,598	1,936	3,252	3,669
Derivative instrument gain (loss)	(8)	(25)	(38)	(23)
Gain (loss) on divestiture	17	2	20	9
Other	(4)	16	4	21

	1,603	1,929	3,238	3,676

OPERATING EXPENSES:
Lease operating expenses	389	356	754	705
Gathering, processing and transmission	76	82	164	168
Taxes other than income	46	49	97	104
Exploration	95	76	164	152
General and administrative	102	117	225	231
Transaction, reorganization and separation	6	12	10	12
Depreciation, depletion and amortization:
Oil and gas property and equipment	562	573	1,169	1,091
Other assets	40	35	79	70
Asset retirement obligation accretion	26	27	53	54
Impairments	240	—	240	—
Financing costs, net	173	94	270	193

	1,755	1,421	3,225	2,780

NET INCOME BEFORE INCOME TAXES	(152)	508	13	896
Current income tax provision	187	249	373	447
Deferred income tax provision (benefit)	(23)	(10)	(42)	(26)

INCOME INCLUDING NONCONTROLLING INTEREST	(316)	269	(318)	475
Net income attributable to noncontrolling interest - Egypt	43	74	87	135
Net loss attributable to noncontrolling interest - Altus	(3)	—	(2)	—
Net income attributable to Altus Preferred Unit limited partners	4	—	4	—

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$(360)	$195	$(407)	$340

NET INCOME PER COMMON SHARE:
Basic	$(0.96)	$0.51	$(1.08)	$0.89
Diluted	$(0.96)	$0.51	$(1.08)	$0.88
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	377	382	376	382
Diluted	377	385	376	384
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.50	$0.50

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	2Q19 to 1Q19	2Q19 to 2Q18	June 30, 2019	June 30, 2018
OIL VOLUME - Barrels per day
Permian	92,176	97,625	89,928	-6%	2%	94,886	87,711
MidContinent/Gulf Coast	7,574	8,699	11,492	-13%	-34%	8,133	10,996
Gulf of Mexico	3,260	2,454	3,743	33%	-13%	2,859	3,763

United States	103,010	108,778	105,163	-5%	-2%	105,878	102,470
Egypt (1, 2)	83,761	91,616	96,185	-9%	-13%	87,667	95,730
North Sea	50,055	54,528	46,150	-8%	8%	52,279	46,249

International (1)	133,816	146,144	142,335	-8%	-6%	139,946	141,979

Total (1)	236,826	254,922	247,498	-7%	-4%	245,824	244,449

NATURAL GAS VOLUME - Mcf per day
Permian	492,199	618,238	403,267	-20%	22%	554,870	380,416
MidContinent/Gulf Coast	90,555	116,272	135,629	-22%	-33%	103,343	128,378
Gulf of Mexico	11,484	9,797	8,881	17%	29%	10,645	9,530

United States	594,238	744,307	547,777	-20%	8%	668,858	518,324
Egypt (1, 2)	277,552	315,508	340,991	-12%	-19%	296,425	342,438
North Sea	50,121	56,892	43,297	-12%	16%	53,488	42,174

International (1)	327,673	372,400	384,288	-12%	-15%	349,913	384,612

Total (1)	921,911	1,116,707	932,065	-17%	-1%	1,018,771	902,936

NGL VOLUME - Barrels per day
Permian	52,108	47,274	44,693	10%	17%	49,705	41,341
MidContinent/Gulf Coast	9,505	11,552	14,050	-18%	-32%	10,523	13,563
Gulf of Mexico	361	38	293	850%	23%	200	278

United States	61,974	58,864	59,036	5%	5%	60,428	55,182
Egypt (1, 2)	898	1,150	1,127	-22%	-20%	1,023	1,033
North Sea	1,673	1,823	1,104	-8%	52%	1,748	1,135

International (1)	2,571	2,973	2,231	-14%	15%	2,771	2,168

Total	64,545	61,837	61,267	4%	5%	63,199	57,350

BOE per day
Permian	226,318	247,939	201,832	-9%	12%	237,069	192,455
MidContinent/Gulf Coast	32,171	39,630	48,147	-19%	-33%	35,880	45,955
Gulf of Mexico	5,535	4,124	5,516	34%	0%	4,833	5,629

United States	264,024	291,693	255,495	-9%	3%	277,782	244,039
Egypt (1, 2)	130,917	145,351	154,144	-10%	-15%	138,094	153,836
North Sea	60,082	65,833	54,470	-9%	10%	62,942	54,413

International (1)	190,999	211,184	208,614	-10%	-8%	201,036	208,249

Total (1)	455,023	502,877	464,109	-10%	-2%	478,818	452,288

Total excluding noncontrolling interests	411,345	454,371	412,693	-9%	0%	432,740	400,960

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	27,939	30,554	32,066			29,239	31,921
Gas (Mcf/d)	92,639	105,412	113,846			98,990	114,377
NGL (b/d)	299	383	376			341	344
(2) Egypt Gross Production - BOE per day	321,937	332,003	341,636	-3%	-6%	326,943	335,882

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company's operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	2Q19 to 1Q19	2Q19 to 2Q18	June 30, 2019	June 30, 2018
OIL VOLUME - Barrels per day
Permian	92,176	97,625	89,928	-6%	2%	94,886	87,711
MidContinent/Gulf Coast	7,574	8,699	11,492	-13%	-34%	8,133	10,996
Gulf of Mexico	3,260	2,454	3,743	33%	-13%	2,859	3,763

United States	103,010	108,778	105,163	-5%	-2%	105,878	102,470

Egypt	44,261	48,323	47,837	-8%	-7%	46,281	47,915
North Sea	50,055	54,528	46,151	-8%	8%	52,279	46,249

International	94,316	102,851	93,988	-8%	0%	98,560	94,164

Total	197,326	211,629	199,151	-7%	-1%	204,438	196,634

NATURAL GAS VOLUME - Mcf per day
Permian	492,199	618,238	403,267	-20%	22%	554,870	380,416
MidContinent/Gulf Coast	90,555	116,272	135,629	-22%	-33%	103,343	128,378
Gulf of Mexico	11,484	9,797	8,881	17%	29%	10,645	9,530

United States	594,238	744,307	547,777	-20%	8%	668,858	518,324

Egypt	160,306	181,118	188,012	-11%	-15%	170,655	188,991
North Sea	50,121	56,892	43,296	-12%	16%	53,488	42,174

International	210,427	238,010	231,308	-12%	-9%	224,143	231,165

Total	804,665	982,317	779,085	-18%	3%	893,001	749,489

NGL VOLUME - Barrels per day
Permian	52,108	47,274	44,693	10%	17%	49,705	41,341
MidContinent/Gulf Coast	9,505	11,552	14,050	-18%	-32%	10,523	13,563
Gulf of Mexico	361	38	293	850%	23%	200	278

United States	61,974	58,864	59,036	5%	5%	60,428	55,182

Egypt	531	678	596	-22%	-11%	604	546
North Sea	1,673	1,823	1,104	-8%	52%	1,748	1,135

International	2,204	2,501	1,700	-12%	30%	2,352	1,681

Total	64,178	61,365	60,736	5%	6%	62,780	56,863

BOE per day
Permian	226,318	247,939	201,832	-9%	12%	237,069	192,455
MidContinent/Gulf Coast	32,171	39,630	48,147	-19%	-33%	35,880	45,955
Gulf of Mexico	5,535	4,124	5,516	34%	0%	4,833	5,629

United States	264,024	291,693	255,495	-9%	3%	277,782	244,039

Egypt	71,510	79,187	79,769	-10%	-10%	75,327	79,960
North Sea	60,082	65,833	54,470	-9%	10%	62,942	54,413

International	131,592	145,020	134,239	-9%	-2%	138,269	134,373

Total	395,616	436,713	389,734	-9%	2%	416,051	378,412

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
AVERAGE OIL PRICE PER BARREL
Permian	$56.79	$50.30	$62.69	$53.47	$62.12
MidContinent/Gulf Coast	59.90	53.45	65.98	56.47	64.18
Gulf of Mexico	63.60	58.27	67.76	61.33	68.50
United States	57.25	50.70	63.27	53.90	62.54
Egypt	68.60	62.35	74.14	65.36	70.26
North Sea	68.43	64.15	73.05	66.35	69.58
International	68.54	63.00	73.78	65.73	70.04
Total	63.71	57.70	69.35	60.65	66.90

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$.26	$1.61	$1.85	$1.01	$2.11
MidContinent/Gulf Coast	1.98	2.94	2.21	2.52	2.43
Gulf of Mexico	2.62	3.69	2.95	3.11	3.32
United States	0.55	1.83	1.94	1.26	2.20
Egypt	2.80	2.85	2.85	2.82	2.85
North Sea	3.99	6.24	6.82	5.18	6.71
International	2.98	3.36	3.29	3.18	3.27
Total	1.41	2.34	2.50	1.92	2.65

AVERAGE NGL PRICE PER BARREL
Permian	$13.12	$18.73	$26.97	$15.92	$25.90
MidContinent/Gulf Coast	14.72	17.38	22.90	16.18	22.53
Gulf of Mexico	20.47	17.62	32.52	20.21	31.52
United States	13.57	18.47	26.03	15.96	25.10
Egypt	32.90	37.66	40.80	35.56	38.72
North Sea	33.67	40.60	44.71	37.27	43.75
International	33.40	39.47	42.73	36.64	41.35
Total	14.37	19.49	26.64	16.87	25.72

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Derivative settlements - realized gain/(loss)	$13	$(75)	$28	$(117)
Amortization of call and put premium	—	(5)	—	(10)

Realized gain/(loss)	13	(80)	28	(127)
Unrealized mark-to-market gain/(loss)	(21)	55	(66)	104

	$(8)	$(25)	$(38)	$(23)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Unproved leasehold impairments	$39	$21	$62	$37
Dry hole expense	18	16	28	36
Geological and geophysical expense	18	17	38	35
Exploration overhead and other	20	22	36	44

	$95	$76	$164	$152

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$856	$1,113	$1,454	$1,728

Additions to oil and gas property	(676)	(861)	(1,420)	(1,610)
Additions to Altus gathering, processing, and transmission facilities	(127)	(156)	(246)	(284)
Altus equity method interests	(320)	—	(438)	—
Proceeds from sale of oil and gas properties	238	4	247	13
Other, net	(9)	(11)	25	(33)

Net cash used in investing activities	$(894)	$(1,024)	$(1,832)	$(1,914)

Debt borrowings and payments, net	(170)	—	(11)	(150)
Distributions to noncontrolling interest - Egypt	(57)	(86)	(164)	(155)
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	611	—	611	—
Dividends paid	(94)	(96)	(188)	(191)
Other	(30)	(12)	(35)	(14)

Net cash used in financing activities	$260	$(194)	$213	$(510)

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$549	$714
Other current assets	2,242	1,973
Property and equipment, net	17,756	18,421
Other assets	1,259	474

Total assets	$21,806	$21,582

Current debt	$175	$151
Current liabilities	2,087	2,050
Long-term debt	8,157	8,093
Deferred credits and other noncurrent liabilities	2,712	2,476
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	521	—
Apache shareholders' equity	6,551	7,130
Noncontrolling interest - Egypt	1,198	1,275
Noncontrolling interest - Altus	405	407

Total Liabilities, redeemable noncontrolling interest, and equity	$21,806	$21,582

Common shares outstanding at end of period	376	375

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company's ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$856	$598	$1,113	$1,454	$1,728
Adjustments:
Exploration siesmic and administration costs	38	36	39	74	79
Current income tax provision	187	186	249	373	447
Other adjustments to reconcile net income to net cash provided by operating activities	(13)	(9)	(43)	(22)	(82)
Changes in operating assets and liabilities	(178)	138	(196)	(40)	(22)
Financing costs, net (excluding loss on early extinguishment of debt)	98	97	94	195	193
Transaction, reorganization & separation costs	6	4	12	10	12

Adjusted EBITDAX (Non-GAAP)	$994	$1,050	$1,268	$2,044	$2,355

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2019				For the Quarter Ended June 30, 2018
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$(152)	$(164)	$(316)	$(0.84)	$508	$(239)	$269	$0.70
Income attributable to noncontrolling interest	80	(40)	40	0.11	134	(60)	74	0.19
Loss attributable to Altus preferred unit limited partner	4	—	4	0.01	—	—	—	—

Net income attributable to common stock	(236)	(124)	(360)	(0.96)	374	(179)	195	0.51

Adjustments: *
Asset impairments	279	(59)	220	0.58	21	(4)	17	0.05
Valuation allowance and other tax adjustments	—	114	114	0.31	—	5	5	0.01
Loss on extinguishment of debt	75	(16)	59	0.16	—	—	—	—
Unrealized derivative instrument (gain)/loss	21	(4)	17	0.04	(55)	12	(43)	(0.11)
Transaction, reorganization & separation costs	6	(1)	5	0.01	12	(3)	9	0.02
Modification of stock comp plans	—	—	—	—	14	(3)	11	0.03
(Gain)/loss on divestitures	(17)	3	(14)	(0.03)	(2)	—	(2)	(0.01)

Adjusted earnings (Non-GAAP)	$128	$(87)	$41	$0.11	$364	$(172)	$192	$0.50

	For the Six Months Ended June 30, 2019				For the Six Months Ended June 30, 2018
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$13	$(331)	$(318)	$(0.84)	$896	$(421)	$475	$1.23
Income attributable to noncontrolling interest	165	(80)	85	0.23	246	(111)	135	0.35
Loss attributable to Altus preferred unit limited partner	4	—	4	0.01	—	—	—	—

Net income attributable to common stock	(156)	(251)	(407)	(1.08)	650	(310)	340	0.88

Adjustments: *
Asset impairments	302	(64)	238	0.62	37	(7)	30	0.08
Valuation allowance and other tax adjustments	—	145	145	0.39	—	6	6	0.02
Loss on extinguishment of debt	75	(16)	59	0.16	—	—	—	—
Unrealized derivative instrument (gain)/loss	66	(14)	52	0.14	(104)	22	(82)	(0.21)
Transaction, reorganization & separation costs	10	(2)	8	0.02	12	(3)	9	0.02
Modification of stock comp plans	—	—	—	—	28	(7)	21	0.05
(Gain)/loss on divestitures	(20)	4	(16)	(0.04)	(9)	1	(8)	(0.02)

Adjusted Earnings (Non-GAAP)	$277	$(198)	$79	$0.21	$614	$(298)	$316	$0.82

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Current debt	$175	$339	$151	$151	$401
Long-term debt	8,157	8,094	8,093	8,092	7,976

Total debt	8,332	8,433	8,244	8,243	8,377
Cash and cash equivalents	549	327	714	593	972

Net debt	$7,783	$8,106	$7,530	$7,650	$7,405

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache's expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache's cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$—	$—	$5
Unproved	22	26	41	33
Exploration and development	639	772	1,294	1,589

Total Costs incurred in oil and gas property	$661	$798	$1,335	$1,627

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$661	$798	$1,335	$1,627
Asset retirement obligations settled vs. incurred - oil and gas property	9	12	19	18
Capitalized interest	(8)	(9)	(16)	(20)
Exploration siesmic and administration costs	(38)	(39)	(74)	(79)
Less noncontrolling interest - Egypt	(35)	(55)	(78)	(107)

Total Upstream capital investment	$589	$707	$1,186	$1,439

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net cash provided by operating activities	$856	$598	$1,113	$1,454	$1,728
Changes in operating assets and liabilities	(178)	138	(196)	(40)	(22)

Cash flows from operations before changes in operating assets and liabilities	$678	$736	$917	$1,414	$1,706